Exhibit 21.1
Subsidiaries of KBS REIT III as of February 18, 2015

CA Capital Management Services II, LLC	KBSIII REIT Acquisition I, LLC
KBS Debt Holdings III, LLC	KBSIII REIT Acquisition II, LLC
KBS Debt Holdings III X, LLC	KBSIII REIT Acquisition III, LLC
KBS Limited Partnership III	KBSIII REIT Acquisition IV, LLC
KBS REIT Holdings III LLC	KBSIII REIT Acquisition V, LLC
KBS REIT Properties III, LLC	KSBIII REIT Acquisition VI, LLC
KBS REIT III Finance LLC	KBSIII REIT Acquisition VII, LLC
KBSIII 101 South Hanley, LLC	KBSIII REIT Acquisition VIII, LLC
KBSIII 155 North 400 West, LLC	KBSIII REIT Acquisition IX, LLC
KBSIII 1550 West McEwan Drive, LLC	KBSIII REIT Acquisition X, LLC
KBSIII 171 17th Street, LLC	KBSIII REIT Acquisition XI, LLC
KBSIII 201 Spear Street, LLC	KBSIII REIT Acquisition XII, LLC
KBSIII 222 Main, LLC	KBSIII REIT Acquisition XIII, LLC
KBSIII 3003 Washington, LLC	KBSIII REIT Acquisition XIV, LLC
KBSIII 3003 Washington Member, LLC	KBSIII REIT Acquisition XV, LLC
KBSIII 3003 Washington Member TRS Member, LLC	KBSIII REIT Acquisition XVI, LLC
KBSIII 500 West Madison, LLC	KBSIII REIT Acquisition XVII, LLC
KBSIII 60 South Sixth Street, LLC	KBSIII REIT Acquisition XVIII, LLC
KBSIII Anchor Centre, LLC	KBSIII REIT Acquisition XIX, LLC
KBSIII Domain Gateway, LLC	KBSIII REIT Acquisition XX, LLC
KBSIII Las Cimas IV, LLC	KBSIII REIT Acquisition XXI, LLC
KBSIII Legacy Town Center, LLC	KBSIII Reston Square, LLC
KBSIII One Washingtonian, LLC	KBSIII Rocklin Corporate Center, LLC
KBSIII Preston Commons, LLC	KBSIII Tower at Lake Carolyn, LLC
KBSIII Sterling Plaza, LLC	KBS Towers at Emeryville, LLC
KBS Ten Almaden, LLC